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                                                                   EXHIBIT 23.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated February 6, 1996 (except with respect to the matters discussed in Notes 10 and 11.A., as to which the dates are February 20, 1996 and February 8, 1996, respectively) (and to all references to our Firm) included in this Form S-3 and its incorporation by reference into ACC Corp.'s previously filed Registration Statements No. 33-30817, No. 33-36546, No. 33-52174, No. 33-
87056, and No. 33-75558.

                                          Arthur Andersen LLP

Rochester, New York,
 February 22, 1996